UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          March 21, 2003
         Date of Report (Date of Earliest Event Reported)




                        VIEW SYSTEMS, INC.
(Exact name of small business issuer as specified in its charter)

        Florida                  0-30178                      59-2928366
(State of incorporation)    (Commission File Number)     (I.R.S. Employer
                                                         Identification No.)

                7717 West 6th Avenue, Suite A & B
                 Lakewood, Colorado 80205
             (Address of principal executive offices)

                          (303) 237-8439
                   (Issuer's telephone number)

ITEM 6:   RESIGNATION OF REGISTRANT'S DIRECTORS

      View Systems, Inc. anticipates a period of restructuring for the company. On March 21, 2003, Bruce Bradley, Chairman of the Board, and Paul Reep, President and Chief Operating Officer and Director, tendered their resignations for professional reasons. We anticipate that Dr. Martin Maassen, Dr. Michael Bagnoli, William Smith and Gunther Than will continue as directors of the company. Our Board of Directors expects to fill the vacancies resulting from these resignations within the next 90 days.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    VIEW SYSTEMS, INC.

                               /s/ Gunther Than
Date: March 28, 2003      By:  ____________________________________________
                               Gunther Than
                               Chief Executive Officer and Director